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  [0411 - INSTRON CORPORATION] [FILE NAME: INS02B.ELX] [VERSION - 3] [6/25/99]


INS02B                            DETACH HERE
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                                     PROXY


                              INSTRON CORPORATION

                               100 ROYALL STREET
                          CANTON, MASSACHUSETTS 02021


P

     The undersigned stockholder of Instron Corporation ("Instron") hereby
R appoints James M. McConnell, Linton A. Moulding and John R. Barrett, and each of them, as Proxies, each with the power of substitution and resubstitution for and in the name of the undersigned, to vote all of the
O shares of Instron Common Stock, par value $1.00 per share, held of record by the undersigned as of July 12, 1999 at Instron's Special Meeting of Stockholders (the "Special Meeting") to be held on August 20, 1999, at the
X Hilton Dedham Place, 25 Allied Drive, Dedham, Massachusetts 02026 commencing at 10:00 A.M. (local time), and at all adjournments or postponements thereof, with all powers the undersigned would possess if
Y then and there personally present. Without limiting the general authorization and power hereby given, the undersigned directs said Proxies to cast the undersigned's vote as specified on the reverse side hereof. IF NO DIRECTION IS GIVEN, THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" THE PROPOSALS IN PARAGRAPHS 1 AND 2 ON THE REVERSE SIDE HEREOF. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Stockholders who plan to attend the Special Meeting may revoke their proxy by casting their vote at the meeting in person.


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  SEE REVERSE                                                     SEE REVERSE
     SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
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                                  DETACH HERE
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[X] Please mark
    votes as in
    this example.


                                             FOR    AGAINST   ABSTAIN
1. To approve the Agreement and Plan         [ ]      [ ]       [ ]
   of Merger dated as of May 6, 1999
   by and among Instron Corporation,
   ISN Acquisition Corporation and
   Kirtland Capital Partners III
   L.P.
                                             FOR    AGAINST   ABSTAIN
                                             [ ]      [ ]       [ ]
2. If a motion to adjourn the
   Special Meeting is properly
   brought, to vote upon the
   adjournment of the Special Meeting.

3. To vote at the discretion of the Proxies upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INSTRON CORPORATION.

                              MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]


                              (You may attend the Special Meeting even if you fail to return this Proxy or fail to mark the above box)


                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                              PLEASE DATE, SIGN AND MAIL THIS PROXY TODAY IN THE ENCLOSED ENVELOPE.

                              For joint accounts, each owner should sign.
                              Executors, administrators, trustees, corporate officers and other acting in a representative capacity should give full title or authority.


Signature:                Date:          Signature:                 Date:
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